4th Quarter 2024 Earnings Presentation January 23, 2025

Disclaimer FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward- looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued or renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions. NON-GAAP FINANCIAL MEASURES In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. REVERSE ACQUISITION METHOD OF ACCOUNTING On February 28, 2023, Columbia Banking System, Inc. (“Columbia,” “we,” or “our”) completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the year ended December 31, 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the year ended December 31, 2024 may not be directly comparable to prior reported periods. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values. 2

COLUMBIA BANKING SYSTEM

3

Columbia Banking System: A Franchise Like No Other

Columbia at a Glance

Corporate	**Ticker**	COLB
	Headquarters	Tacoma, Washington
	Offices	~300 in eight states
Financials as of December 31, 2024	**Assets**	$52 billion
	Loans	$38 billion
	Deposits	$42 billion
	Common Equity Tier 1 Capital Ratio	10.5%(1)
	Total Capital Ratio	12.6%(1)

West-Focused Regional Powerhouse


WA
Spokane
Tacoma
Kennewick
Portland
OR
ID
Boise
Salt Lake City
UT
Denver
CO
Reno
NV
Sacramento
San Francisco
CA
Las Vegas
AZ
Los Angeles
Long Beach
San Diego
Phoenix

Business Bank of Choice

- In-market, relationship-based commercial banking
- Attractive footprint in high-growth markets
- Full suite of deposit products and services with contemporary digital capabilities
- Expertise in treasury management, foreign exchange, and global cash management
- Expanding small business platform
- Comprehensive and growing wealth advisory and trust businesses
- Niche verticals include diverse agricultural, healthcare, tribal banking, and equipment finance

(1) Regulatory capital ratios are estimates pending completion and filing of Columbia's regulatory reports.

Why Columbia? 4 ■ Community banking at scale business model drives granular, low-cost core deposit base ■ Opportunity to gain share in California and growing metros in the West while increasing density in the Northwest ■ Solid capital generation supports long-term organic growth and return to shareholders ■ Strong credit quality supported by diversified, well-structured, and conservatively underwritten loan portfolio ■ Compelling culture with deep community ties that is reflected in our proven ability to attract and retain top banking talent ■ Scaled western franchise that is difficult to replicate provides scarcity value

COLUMBIA BANKING SYSTEM

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Operating in Large, Attractive Western Markets

Foothold in the West[1]

(population in millions)

Northwest


4.1mm
Seattle, WA


2.5mm
Portland, OR


0.8mm
Boise, ID

California and Nevada


12.8mm
Los Angeles, CA


2.4mm
Sacramento, CA


2.4mm
Las Vegas, NV

Other West


5.2mm
Phoenix, AZ


3.0mm
Denver, CO


1.3mm
Salt Lake City, UT

Top Regional Bank in the NW (WA, OR, ID)[1]

Rank	Bank (HQ State)	Total Assets ($B)	Northwest Deposits ($B)	Northwest Mkt Shr
1	Bank of America (NC)	$3,324	$58	16.4 %
2	U.S. Bancorp (MN)	686	52	14.7 %
3	JPMorgan (NY)	4,210	45	12.7 %
4	Wells Fargo (CA)	1,922	40	11.3 %
5	**COLB (WA)**	**52**	**34**	**9.6 %**
6	KeyCorp (OH)	190	18	5.2 %
7	WaFd (WA)	28	12	3.4 %
8	Banner Corp. (WA)	16	11	3.0 %

5th Largest Bank HQ'd in our Footprint[1]

Rank	Bank (HQ State)	Total Assets ($B)	Eight-State Footprint Deposits ($B)	Eight-State Footprint Mkt Shr
1	Wells Fargo (CA)	$1,922	$448	12.4 %
2	Zions (UT)	87	59	1.7 %
3	Western Alliance (AZ)	80	65	1.8 %
4	East West (CA)	74	52	1.5 %
5	**COLB (WA)**	**52**	**42**	**1.2 %**
6	Banc of California (CA)	33	24	0.7 %
7	WaFd (WA)	28	19	0.5 %
8	FirstBank (CO)	27	24	0.7 %

Established Presence in Attractive Markets[1]

- Our market share in the Northwest stands with large national and super regional banks, at nearly 10%
- Our foothold in top western markets and scaled franchise provide us the opportunity to increase share in California, Arizona, Colorado, and Utah
- Densely populated metropolitan areas provide opportunity for our bankers to take market share as we grow where businesses are growing
- Current household income in our footprint is 106% of the national average, and the five-year growth rate of 9.0% compares favorably to 8.8% nationally

(1) Population, household income, and asset data sourced from S&P Global Market Intelligence. Total assets as of September 30, 2024. Deposits and market share data sourced from the Federal Deposit Insurance Corporation ("FDIC") as of June 30, 2024 and adjusted to a pro forma basis by the FDIC. Groups represent banks headquartered in the United States.

Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Seattle 4,098 $140,176 $7,154 5.1 % Portland 2,504 65,049 5,328 8.2 % Boise 849 16,828 220 1.3 % Spokane 600 13,872 3,860 27.8 % Opportunity to Increase Density and Gain Share throughout Our Footprint 6 Expand Footprint in California Broaden Presence in Other Western MarketsImprove Density in the Northwest Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Phoenix 5,169 $171,020 Adding targeted retail locations to support existing commercial banking presence Denver 3,034 110,993 Salt Lake City 1,274 76,171 Las Vegas 2,369 75,408 Population Deposits ($mm) COLB MSA(1) (000s) Market COLB Mkt Shr Los Angeles 12,773 $655,591 $1,045 0.2 % Sacramento 2,414 92,125 1,879 2.0 % San Francisco 4,573 428,928 518 0.1 % San Diego 3,280 106,844 34 < 0.1% (1) Population data sourced from S&P Global Market Intelligence. Deposits and market share data sourced from the FDIC as of June 30, 2024 and adjusted to a pro forma basis by the FDIC.

Leveraging Technology to Improve Collaboration and Performance 7 Enhancing the Customer Experience Driving Revenue Generation Creating Operational Efficiencies ■ AI-powered "Umpqua Smart Leads” support relationship banking and provide opportunities to generate fee income through predictive analytics ■ Continued investment in new payment technologies, including Real Time Payments, integrated receivables and payables, and Zelle for Business ■ Account aggregation and forecasting tools integrated into online banking ■ Digital international banking solutions, including an online foreign exchange portal for real time FX quotes and trades ■ Differentiated small business and commercial online banking platforms with integrated technologies ■ Enhancing fraud protection and prevention measures to minimize customer losses and increase core fee income for the bank ■ Updating our online account opening process to make it easier and more convenient for customers ■ Strengthening our bank security and risk management with advanced authentication technology to safeguard our customers across digital platforms ■ Embracing AI capabilities to improve associate productivity ■ Continuing expansion of cloud technologies and integrated banking through open APIs ■ Developing support for human agents in our contact center with virtual assistants ■ Automating tasks and streamlining operations to enhance efficiency and improve the customer experience; our goal is to be the most convenient bank for our associates (internally) and our customers (externally) Our customer-focused technology stack incorporates resilient, scalable, and secure systems to support our Business Bank of Choice operating strategy. We embrace technology to not only create operational efficiencies, but also to support an elevated customer experience and to drive additional revenue opportunities through needs-based solutions. Many technology use cases support multiple goals: efficiency, customer satisfaction, and revenue growth.

FINANCIAL HIGHLIGHTS

Full-Year 2024 Highlights 9 ■ Completed an enterprise-wide evaluation of our operations that resulted in consolidated positions, simplified reporting and organizational structures, and an improved profitability outlook. Achieved gross annualized savings of $82 million from improved operational efficiency, which supports $12 million of ongoing reinvestments in people, locations, and technology enhancements. ■ Implemented targeted small business campaigns that use bundled solutions for customers without promotional pricing. We generated approximately $700 million in new deposits through three highly successful campaigns in 2024. ■ Treasury management and commercial card income increased 11% and 8%, respectively, in 2024, as compared to 2023. Pipelines for these key contributors to core fee income remain strong. ■ Awarded $1.25 million in community grants to 212 nonprofits across our eight-state Western footprint as part of our 2024 Community Grants Program. ■ Total risk-based capital ratio of 12.6%(2) as of December 31, 2024 highlights over 75 basis points of net capital generation during 2024. Reported Operating(1) $534 million $568 million Net Income Net Income $825 million $871 million Pre-Provision Net Revenue(1) Pre-Provision Net Revenue $2.55 $2.71 Earnings-per-Share - Diluted Earnings-per-Share - Diluted 1.03% 1.09% Return on Assets Return on Assets 1.59% 1.68% PPNR Return on Assets(1) PPNR Return on Assets 10.55% 11.23% Return on Equity Return on Equity 15.31% 16.30% Return on Tangible Common Equity(1) Return on Tangible Common Equity (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation. (2) Regulatory capital ratios are estimates pending completion and filing of Columbia’s regulatory reports.

Fourth Quarter 2024 Highlights 10 ■ Completed a fraud prevention campaign that spanned 1,800 relationships, protected 3,000 accounts and saved $1 million in fraud losses, and generated over $1 million in annualized new revenue to the bank. ■ Received CISCO Webex AI Innovator Award for customer experience. The award highlights Umpqua Bank’s commitment to leveraging technology to provide personalized and efficient service to deliver an elevated experience for our customers. ■ Continued planning for five branches slated to open in targeted growth markets throughout our footprint during 2025, in support of our customers and bankers. ■ Pilot launch for Real Time Payments Origination through our commercial online banking platform planned for Q1 2025, to enhance our instant payment offerings to customers. ■ Raised nearly $350,000 to help families and individuals struggling with homelessness in communities across the Northwest as part of our annual Warm Hearts Winter Drive. Reported Operating(1) $143 million $150 million Net Income Net Income $221 million $229 million Pre-Provision Net Revenue(1) Pre-Provision Net Revenue $0.68 $0.71 Earnings-per-Share - Diluted Earnings-per-Share - Diluted 1.10% 1.15% Return on Assets Return on Assets 1.70% 1.77% PPNR Return on Assets(1) PPNR Return on Assets 10.91% 11.40% Return on Equity Return on Equity 15.41% 16.11% Return on Tangible Common Equity(1) Return on Tangible Common Equity (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement for each is provided in the Appendix of this slide presentation.

Our Diversified Commercial Bank Business Model with a Strong Retail Network Supports our Granular, High-Quality Deposit Base Non-interest, 32% Demand, 20% Money Market, 27% Savings, 6% Time, 15% Enterprise-wide Deposit Composition 11 ■ Deposits were $42 billion as of December 31, 2024 and represented by a granular base that is diversified by business line, industry, and geography. Our average customer account balance is $35 thousand(1). ■ Our use of public and brokered deposits as a source of funding beyond term debt impacts the composition of our enterprise-wide deposit portfolio. We believe our customer deposit composition(1) is more illustrative of the quality of Columbia’s core deposit franchise. Our bankers’ activity is geared toward protecting the quality of our relationship-based franchise while generating net customer balance growth to reduce the need for non-core funding sources over time. Commercial, 28% Commercial - Small Business, 19% Consumer, 38% Brokered, 7% Public & Other, 8% Deposits by Category Customer Deposit Composition(1) Non-interest, 35% Demand, 20% Money Market, 28%Savings, 7% Time, 10% (1) Excludes all public, administrative, and brokered deposits, as detailed on the “Liquidity Overview” slide in the Appendix. Excluded balances accounted for 15% of total deposits as of December 31, 2024. This is a non-GAAP financial measure.

COLUMBIA BANKING SYSTEM

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Securities Portfolio Overview

Available-for-Sale Securities Portfolio as of December 31, 2024

($ in millions)	Current Par	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	% of Total AFS Portfolio	Effective Duration	Book Yield
U.S. Treasuries	$330	$325	$0	($4)	$321	4 %	1.7	3.71 %
U.S. Agencies	1,156	1,170	$1	($70)	1,101	13 %	3.4	2.80 %
Mortgage-backed securities - residential agency	3,019	2,829	$0	($319)	2,511	30 %	7.0	3.29 %
Collateralized mortgage obligations[(1)]	1,232	1,151	$3	($106)	1,048	13 %	6.1	3.51 %
Obligations of states and political subdivisions	1,115	1,056	$3	($32)	1,026	12 %	4.4	3.42 %
Commercial mortgage-backed securities - agency	2,450	2,326	$1	($60)	2,267	27 %	3.9	4.64 %
Total available for sale securities	**$9,303**	**$8,858**	**$8**	**($592)**	**$8,275**		**5.1**	**3.64 %**
Percentage of current par		**95%**	**0%**	**(6%)**	**89%**			

Available-for-Sale Securities Portfolio
Percentage at Gain / Loss as of December 31, 2024


Unrealized Gain, 16%
Unrealized Loss, 84%

- The total available-for-sale ("AFS") securities portfolio had a book yield of 3.64% and an effective duration of 5.1 as of December 31, 2024, compared to 3.62% and 4.9, respectively, as of September 30, 2024.
- As of December 31, 2024, 16% of the AFS securities portfolio (by fair value) was in an unrealized gain position and had a weighted average book yield of 4.70%. The remaining 84% of the portfolio was in an unrealized loss position and had a weighted average book yield of 3.46%.

Note: Table may not foot due to rounding.

(1) Portfolio includes $245 million in high-quality non-agency collateralized mortgage obligations ("CMO") that were in a small unrealized loss position at December 31, 2024 (amortized cost of $247 million). The remaining $803 million of the portfolio is comprised primarily of residential agency CMOs.

Loan Roll Forward Activity $ in m ill io ns Three Months Ended December 31, 2024 $37,503 $1,129 ($109) ($502) ($353) $13 $37,681 Beginning Balance (9/30/2024) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other¹ Ending Balance (12/31/2024) 13 $ in m ill io ns Three Months Ended December 31, 2023 $37,171 $1,076 ($119) ($447) ($281) $42 $37,442 Beginning Balance (9/30/2023) New Originations Net Advances/ Payments Prepayments Payoffs or Sales Other¹ Ending Balance (12/31/2023) $ in m ill io ns Twelve Months Ended December 31, 2024 $37,442 $— $3,685 ($380) ($1,845) ($1,307) $86 $37,681 Beginning Balance (12/31/2023) Merger New Originations Net Advances/ Payments PrepaymentsPayoffs or Sales Other¹ Ending Balance (12/31/2024) $ in m ill io ns Twelve Months Ended December 31, 2023 $26,156 $10,884 $4,058 ($354) ($1,870) ($1,549) $116 $37,442 Beginning Balance (12/31/2022) Merger New Originations Net Advances/ Payments PrepaymentsPayoffs or Sales Other¹ Ending Balance (12/31/2023) Note: Totals may not foot due to rounding. (1) Other includes purchase accounting accretion and amortization and other changes not otherwise defined.

COLUMBIA BANKING SYSTEM

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Diversified, High Quality Loan and Lease Portfolio

Mortgage

- Portfolio average loan size of $481,000
- 4Q24 average loan size of $504,000
- Portfolio average FICO of 761 and LTV of 61%
- 4Q24 average FICO of 762 and LTV of 65%
- Total delinquencies of 1.29%
- Annualized net charge-off (recovery) rate of (0.01)%

Non-owner Occupied CRE

- Portfolio average loan size of $1.7 million
- 4Q24 average loan size of $1.7 million
- Portfolio average LTV of 51% and DSC of 1.90
- 4Q24 average LTV of 65% and DSC of 1.57
- Total delinquencies of 0.68%
- Annualized net charge-off (recovery) rate of 0.16%

Commercial & Industrial

- Portfolio average loan size of $734,000
- 4Q24 average loan size of $1.0 million
- Total delinquencies of 0.60%
- Annualized net charge-off (recovery) rate of 0.12%

Portfolio Composition at December 31, 2024


Multifamily, 15%
Other Loan Categories, 13%
Non-OO CRE, 17%
Mortgage, 16%
Owner Occupied CRE, 14%
FinPac, 4%
C&I, 22%

Geographic Distribution at December 31, 2024


Other, 15%
Puget Sound, 19%
Southern CA, 15%
WA Other, 8%
Northern CA, 9%
Portland Metro, 13%
Bay Area, 7%
OR Other, 14%

Owner Occupied CRE

- Portfolio average loan size of $1.0 million
- 4Q24 average loan size of $2.3 million
- Portfolio average LTV of 55%
- 4Q24 average LTV of 64%
- Total delinquencies of 0.50%
- Annualized net charge-off (recovery) rate of 0.03%

Multifamily

- Portfolio average loan size of $2.3 million
- 4Q24 average loan size of $1.4 million
- Portfolio average LTV of 54% and DSC of 1.57
- 4Q24 average LTV of 64% and DSC of 1.29
- Total delinquencies of 0.00%
- Annualized net charge-off (recovery) rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $42,000
- 4Q24 average loan & lease size of $59,000
- Portfolio average yield: ~10%
- Total delinquencies of 3.45%
- Annualized net charge-off (recovery) rate of 4.66%

Note: Portfolio statistics and delinquencies as of December 31, 2024. Annualized net charge-off rates for Q4 2024. Loan-to-value ("LTV"), FICO, and debt service coverage ("DSC") ratios are based on weighted averages for portfolios where data are available. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

C&I and CRE Portfolio Composition Agriculture, 9.0% Contractors, 7.7% Finance/Insurance, 7.4% Manufacturing, 7.0% Professional, 3.7% Public Admin, 6.0% Rental & Leasing, 6.4% Retail, 2.8%Support Services, 4.4% Transportation/ Warehousing, 7.7% Wholesale, 7.4% Gaming, 8.3% Dentists, 6.8% Other Healthcare, 4.7% Other, 10.6% Office, 16.1% Multifamily, 33.7% Industrial, 16.4% Retail, 11.2% Special Purpose, 7.4% Hotel/Motel, 4.1% Other, 11.1% CRE Portfolio Composition(1) $17.4 Billion at December 31, 2024 C&I Portfolio Composition(1) $10.0 Billion at December 31, 2024 (1) C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances. CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. (2) Owner occupied and non-owner occupied disclosure relates to commercial real estate portfolio excluding multifamily loans. 46% Owner Occupied / 54% Non-Owner Occupied(2)Commercial Line Utilization was 38% at December 31, 2024 15

Office Portfolio Details Puget Sound, 20% WA Other, 5% Portland Metro, 12% OR Other, 16% Bay Area, 6% N. CA, 11% S. CA, 20% Other, 10% Office Portfolio Metrics at December 31, 2024 Average loan size $1.35 million Average LTV 57% DSC (non-owner occupied) 1.80x % with guaranty (by $ / by #) 87% / 84% Past due 30-89 days $19.3mm / 0.66% of office Nonaccrual $10.3mm / 0.35% of office Special mention $45.6mm / 1.57% of office Classified $66.6mm / 2.29% of office Number of Loans by Balance Geography 16 ■ Loans secured by office properties represented 8% of our total loan portfolio as of December 31, 2024. ■ Our office portfolio is 40% owner occupied, 57% non-owner occupied, and 3% construction. Dental and other healthcare loans compose 19% of our office portfolio. ■ The average loan size in our office portfolio is $1.35 million. Delinquencies were at a very low level as of December 31, 2024, and the majority of our loans contain a guaranty. ■ Excluding floating rate loans, only 9% of our office portfolio reprices through 2026. Loans repricing in 2025 and 2026 have average balances of $0.9 million and $0.7 million, respectively. ■ Properties located in suburban markets secure the majority of our office portfolio, as only 6% of non-owner occupied office loans are located in downtown core business districts. 1,746 441 71 38 7 6 <$1mm $1-5mm $5-10mm $10-20mm $20-30mm >$30mm 2025, 5% 2026, 4% 2027 & After, 15% Fixed Rate¹, 72% Floating Rate, 4% Repricing Schedule (1) Loans with a swap component are displayed as a fixed rate loan if the swap maturity is equal to the maturity of the loan. If the swap matures prior to the loan, the loan is displayed as adjustable with the rate resetting at the time of the swap maturity. 2025, 7% 2026, 6% 2027 & After, 87% Maturity Schedule , 19 8 9 6 7 1,600 35 2 4 8 4

Continued Strong Credit Quality Provision Expense, Net Charge-Offs to Average Loans, and Nonperforming Assets to Total Assets $54.9 $17.1 $31.8 $28.8 $28.2 0.31% 0.47% 0.32% 0.31% 0.27% 0.22% 0.28% 0.30% 0.32% 0.33% Provision Expense ($mm) Net Charge-Offs / Average Loans (annualized) Non-Performing Assets / Total Assets Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 17 Allowance for Credit Losses ("ACL") $464 $437 $439 $438 $441 $80 $74 $69 $65 $60 1.24% 1.16% 1.16% 1.17% 1.17% ACL ($mm) Credit Discount ($mm) ACL / Total Loans and Leases ACL + Credit Discount / Total Loans and Leases Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 ■ The remaining credit discount on loans of $60 million as of December 31, 2024 provides an additional 16 basis points of loss absorption when added to the ACL of $441 million. ■ Net charge-offs in the FinPac portfolio were $19 million in Q4 2024, down slightly from Q3 2024, as improvement continues within the transportation sector of the portfolio. Net charge-offs excluding the FinPac portfolio were $6 million, or 0.07% of average bank loans, in Q4 2024, compared to $9 million, or 0.10% of average bank loans, in Q3 2024. ■ Nonperforming loans of $167 million as of December 31, 2024 included $74 million of loans with government guarantees. 1.45% 1.36% 1.35% 1.34% 1.33%

COLUMBIA BANKING SYSTEM

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ACL Reflects Strong Portfolio Credit Metrics

Allowance for Credit Losses by Loan Segment

($ in thousands)	Commercial	Lease & Equipment	Commercial Real Estate	Residential & Home Equity	Consumer	Total[1]	Remaining Credit Discount on Loans	Total ACL including Credit Discount on Loans[1]
Balance as of September 30, 2024	$115,567	$100,526	$165,974	$47,694	$8,492	**$438,253**	$65,024	**$503,277**
Q4 2024 Net (Charge-offs) Recoveries	(2,499)	(19,177)	(2,932)	137	(1,184)	**(25,655)**		
Reserve Build (Release)	17,218	13,968	(2,697)	(1,047)	757	**28,199**		
Balance as of December 31, 2024	$130,286	$95,317	$160,345	$46,784	$8,065	**$440,797**	$60,443	**$501,240**
% of Loans and Leases Outstanding	1.57%	5.74%	0.82%	0.59%	4.48%	**1.17%**		**1.33%**

- Our reserve coverage by loan segment and for the overall loan and lease portfolio reflects our robust underwriting criteria and ongoing, routine portfolio monitoring activities. For example, we stress applicable variables, such as interest rates, cash flows, and occupancy, at inception and loan review and limit borrower proceeds as a result. These factors contribute to lower LTVs and higher DSC ratios, which are taken into consideration in the estimation of our ACL.
- The quarter's provision expense of $28 million reflects credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models. We used components of Moody's Analytics' November 2024 consensus economic forecast to estimate our ACL as of December 31, 2024.

(1) Total includes reserve for unfunded commitments of $16.1 million and $18.2 million as of December 31, 2024 and September 30, 2024, respectively.

Capital Management 19 Regulatory Capital Ratios: Bank and Holding Company as of December 31, 2024 9.0% 11.3% 11.3% 12.3% 8.3% 10.5% 10.5% 12.6% Umpqua Bank Columbia Banking System Tier 1 Leverage CET1 Tier 1 Capital Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% ■ Regulatory capital ratios declined during Q1 2023 as a result of the merger and the impact of rate-related asset discounts on capital. Our capital ratios have continued to increase on a quarterly basis post merger closing. ■ We expect to organically generate capital above what is required to support prudent growth and our regular dividend, with excess capital driving ratios higher and providing flexibility to consider additional return to shareholders. Note: Umpqua Bank and Columbia Banking System, Inc. long-term capital ratio targets reflect a targeted excess level of capital above regulatory well-capitalized minimums inclusive of the capital conservation buffer (“CCB”) where applicable. The minimum capital ratios to be considered well capitalized inclusive of the CCB are 7.0%, 8.5%, and 10.5% for the common equity tier 1 (“CET1”) ratio, tier 1 capital ratio, and total risk-based capital ratio, respectively. The CCB does not apply to the tier 1 leverage ratio, which has a well-capitalized minimum level of 5.0%. All regulatory capital ratios as of December 31, 2024 are estimates pending completion and filing of Columbia’s and Umpqua Bank’s regulatory reports. Capital Ratios Continue to Trend Up 9.6% 9.8% 10.0% 10.3% 10.5% 11.9% 12.0% 12.2% 12.5% 12.6% COLB: CET1 Ratio COLB: Total RBC Ratio 12/31/2023 3/31/2024 6/30/2024 9/30/2024 12/31/2024 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 12% Long-Term Target 9% Long-Term Target 9% Long-Term Target 6.5% Long-Term Target

COLUMBIA BANKING SYSTEM

20

Net Interest Income and Net Interest Margin


Net Interest Income and Net Interest Margin
$454
$423
$427
$430
$437
3.78%
3.52%
3.56%
3.56%
3.64%
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Net Interest Income ($ in millions)
Net Interest Margin


Net Interest Margin: Q3 2024 vs Q4 2024
3.56%
(0.13)%
(0.03)%
0.16%
0.08%
3.64%
Q3 2024 Reported
LHFI-ex PAA[1]
Cash
Deposits
Term Debt
Q4 2024 Reported

- The net interest margin increased 8 basis points from the prior quarter to 3.64% for Q4 2024, which compares to 3.63% for the month of December. A reduction in deposit costs more than offset lower loan yields as the net interest margin further benefited from the favorable balance sheet funding mix shift into lower-cost sources that occurred throughout the quarter.
- The cost of interest-bearing deposits decreased 29 basis points from the prior quarter to 2.66% for Q4 2024, which compares to 2.59% for the month of December and 2.51% as of December 31, 2024.
- The cost of interest-bearing liabilities decreased 31 basis points from the prior quarter to 2.98% for Q4 2024, which compares to 2.91% for the month of December and 2.85% as of December 31, 2024.
- Following expansion in October and November, customer deposits declined in December given seasonal flows, and we expect seasonal contraction to continue in Q1 2025. Wholesale funding, which carries a higher cost than customer deposits, will be used as necessary to offset customer balance declines.

(1) Chart Abbreviations: "PAA" = purchase accounting accretion and amortization; "LHFI" = loans held for investment.

COLUMBIA BANKING SYSTEM

21

Interest Rate Sensitivity

Interest Rate Simulation Impact on Net Interest Income at December 31, 2024[1]	Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2
Up 200 basis points	(0.3)%	0.0%	(1.7)%	1.6%
Up 100 basis points	(0.1)%	0.0%	(0.8)%	0.8%
Down 100 basis points	0.1%	(0.2)%	0.7%	(1.1)%
Down 200 basis points	0.4%	(0.4)%	1.6%	(2.0)%
Down 300 basis points	1.1%	(0.7)%	2.7%	(3.3)%

Select Asset and Liability Maturity and Repricing Schedules (in Months) at December 31, 2024

($ in millions)	<=3	4 to 6	7 to 12	13 to 24	25 to 36	36+	Total	% Total[3]
Loans								
Fixed (maturity)[2]	$390	$114	$355	$664	$1,045	$10,745	$13,313	35%
Floating (repricing)[2]	13,432	—	—	—	—	—	13,432	35%
Adjustable (repricing)	364	569	441	1,523	1,345	7,107	11,349	30%
Total Loans	**$14,186**	**$683**	**$796**	**$2,187**	**$2,390**	**$17,852**	**$38,094**	**100%**
Time deposits (maturity)[4]	**$3,852**	**$1,272**	**$820**	**$128**	**$17**	**$13**	**$6,102**	
Average rate[4]	*4.31%*	*3.99%*	*3.50%*	*1.77%*	*0.27%*	*0.28%*	*4.06%*	
Term debt (maturity)	**$2,600**	**$500**	**$—**	**$—**	**$—**	**$—**	**$3,100**	
Average rate	*5.04%*	*4.49%*					*4.95%*	

Floors: Floating and Adjustable Rate Loans at December 31, 2024

($ in millions)	No Floor[5]	At Floor[5]	Above Floor[5]	Total
Floating	$8,830	$339	$4,263	$13,432
Adjustable	1,622	66	9,661	11,349
Total	**$10,452**	**$405**	**$13,924**	**$24,781**
% of Total	***42%***	***2%***	***56%***	***100%***

Downward Rate Change to Move to Floor at December 31, 2024

($ in millions)	Floating Loans	Adjustable Loans	Above Floor Total
<25 basis points	$27	$33	$60
26 to 50 basis points	116	40	156
51 to 75 basis points	44	44	88
76 to 100 basis points	78	66	144
101 to 125 basis points	34	80	114
126 to 150 basis points	45	87	132
>150 basis points	3,919	9,311	13,230
Total	**$4,263**	**$9,661**	**$13,924**

Note: Tables may not foot due to rounding. Loan totals on this slide do not include purchase accounting adjustments. Deferred fees and costs also drive variances between loan totals on this slide and loan totals in the earnings press release.

(1) For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). The simulation repricing betas applied to interest-bearing deposits in the rising rate and declining rate scenarios are 55% and 54%, respectively, for December 31, 2024. Additional data related to interest rate simulations are available in Columbia's Form 10-K for the fiscal year ended December 31, 2023.

(2) Commercial tranche loans that mature in one month are included in the floating rate loan category, not the fixed rate loan category, as these loans reprice in a manner similar to floating rate loans.

(3) Floating rate loans are indexed to prime (8% of the total loan portfolio) and 1-month underlying interest rates (27% of the total loan portfolio). When adjustable rate loans reprice, they are indexed to interest rates that span 1-month tenors to 10-year tenors as well as the prime rate; the most prevalent underlying index rates are 6-month tenors (17% of the total loan portfolio) and 5-year tenors (6% of the total loan portfolio).

(4) Time deposits maturing in 3 months or less include $1.5 billion in customer CDs at an average rate of 4.00% and $2.4 billion in brokered CDs at an average rate of 4.57%.

(5) Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on December 31, 2024. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

COLUMBIA BANKING SYSTEM
22

Longer-Term Balance Sheet Optimization Opportunities

Opportunity to Strategically Reposition Balance Sheet Over Time


$37B Relationship Lending & Other Core Banking Franchise
$8B Securities
$2B SFR / $4B MF
Assets
Relationship banking supports strong core franchise value
Opportunity to reduce transactional assets and liabilities
$45B Core Deposit Franchise & Capital
$6B Wholesale Funding
Liabilities + Equity

Deposit and Funding Repricing Betas During Current Rate Cycle

Three Months Ended	Effective Fed Funds Rate (Daily Avg.)	Cost of: Interest- Bearing Deposits	Cost of: Total Deposits	Cost of: Total Funding
December 31, 2021[1]	0.08%	0.10%	0.05%	0.09%
December 31, 2022[1]	3.65%	0.62%	0.35%	0.51%
December 31, 2023	5.33%	2.54%	1.63%	2.05%
June 30, 2024	5.33%	2.97%	2.01%	2.34%
Variance: Q2 2024 less Q4 2021	*5.25%*	*2.87%*	*1.96%*	*2.25%*
Repricing Betas: Rising Rate Cycle		**55%**	**37%**	**43%**
December 31, 2024	4.66%	2.66%	1.80%	2.09%
Variance: Q4 2024 less Q2 2024	*(0.67)%*	*(0.31)%*	*(0.21)%*	*(0.25)%*
Repricing Betas: Decling Rate Cycle-to-Date		**46%**	**32%**	**37%**

- Our relationship-based lending verticals and a strong core deposit base remain the cornerstone of our franchise. Past transactional lending and the wholesale sources that fund these assets have muted the balance sheet's profitability, but they have not diluted the quality of our core franchise.
- Current interest rates make outright asset sales unattractive given a lengthy payback period. However, longer term, any decline in rates would reduce or potentially eliminate the drag on earnings as balances organically decline or are sold opportunistically.[2]
- Further, the remix of funding into customer deposits and out of transactional sources, which contributed adversely to our repricing betas in the rising rate cycle, would contribute positively to our repricing betas, assuming a declining rate cycle.

(1) Deposit and funding repricing beta data present combined company results as if historical Columbia and historical UHC were one company for all periods through December 31, 2022; subsequent time periods present data on a legal basis given the merger. The beta presentation is calculated in this manner for comparison purposes.

(2) While asset classes, like transactional loans within our single-family ("SFR") and multifamily ("MF") portfolios, have been identified as potential sources for asset sales if interest rates were to decline further, assets have not been identified for sale.

COLUMBIA BANKING SYSTEM

23

Non-Interest Income

	For the Quarter Ended				
($ in millions)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Service charges on deposits	$18.4	$18.5	$18.5	$16.1	$17.3
Card-based fees	14.6	14.6	14.7	13.2	14.6
Financial services and trust revenue	5.3	5.1	5.4	4.5	3.0
Residential mortgage banking revenue, net	7.0	6.7	5.8	4.6	4.2
(Loss) gain on equity securities, net	(1.4)	2.3	0.3	(1.6)	2.6
(Loss) gain on loan and lease sales, net	(1.7)	0.2	(1.5)	0.2	1.2
BOLI income	4.7	4.7	4.7	4.6	4.3
Other income					
Other commercial product revenue[(1)]	$2.0	$2.9	$2.6	$2.3	$3.9
Commercial servicing revenue	0.6	0.5	0.2	0.6	(0.2)
Loan-related fees	3.4	3.3	4.1	3.7	3.2
Change in fair value of certain loans held for investment	(7.4)	9.4	(10.1)	(2.4)	19.4
Misc. income	0.6	1.6	(0.4)	3.3	(0.1)
Swap derivative gain (loss)	3.6	(3.6)	0.4	1.2	(8.0)

Q4 2024 Highlights (compared to Q3 2024)

- Our Business Bank of Choice strategy incorporates a collaborative team approach to deliver needs-based solutions to our customers, which deepens relationships and provides growth in sustainable core fee income. Our trends reflect a growing contribution from card activity, financial services and trust activity, and other commercial product revenue like treasury management, as compared to the prior year period.
- Higher interest rates related to the bond market sell-off in Q4 2024 compared to Q3 2024's rally drove fair value changes in certain loans carried at fair value, which, when coupled with the swap derivative gain, reduced non-interest income by $4 million compared to a $6 million addition in Q3 2024. These items are captured in other income.

Note: Tables may not foot due to rounding.

(1) Other commercial product revenue includes swaps, syndication, and international banking revenue, which are captured in "other income" on the income statement. Other income statement line items, like card-based fees, include other sources of commercial product revenue.

COLUMBIA BANKING SYSTEM
24

Non-Interest Expense


Non-Interest Expense ("NIE")
$ in millions
$337.2
$294.3
$287.5
$276.9
$279.2
$262.5
$271.4
$268.4
$266.6
$263.5
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
GAAP Non-Interest Expense
Operating Non-Interest Expense[1]


Non-Interest Expense: Q3 2024 vs Q4 2024
$ in millions
$271.4
$(5.0)
$1.4
$(1.2)
$(0.1)
$0.1
$266.6
Q3 2024 NIE
Benefits
Repairs & Maint.
FDIC Assessments
Misc. Other
Non-operating[1]
Q4 2024 NIE

- Non-interest expense in Q4 2024 declined $5 million from the prior quarter to $267 million. Operating non-interest expense(1) also declined $5 million from the prior quarter to $263 million, due to a $5 million decline in benefits expense, which was partially affected by elevated group insurance costs in Q3 2024. Higher repairs and maintenance expense was partially offset by lower FDIC assessments due to run rate adjustments in the quarter.
- In 2024, an enterprise-wide evaluation of our operations resulted in the realization of $82 million in annualized gross cost savings. Reinvestment of $12 million of these savings is ongoing and not fully reflected in the Q4 2024 expense run rate. We will continue to invest in customer-focused technology, experienced bankers, and strategic locations. To date, we have five branches slated to open in 2025 and a number of technology enhancements in development that are targeted to create operational efficiency and bring additional revenue opportunities to the bank.

(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. Non-operating expense items include exit and disposal costs, merger and restructuring expense, and an FDIC special assessment. These items are detailed in the "Non-GAAP Reconciliation" section of the Appendix. Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

APPENDIX

COLUMBIA BANKING SYSTEM

26

Liquidity Overview

Select Balance Sheet Items				
	Three Months Ended			Sequential Quarter Change
($ in millions)	Q4 2024	Q3 2024	Q4 2023	Q4 2024
Commercial deposits	$11,787	$11,758	$11,133	$29
Small business deposits	7,886	8,217	8,400	(331)
Consumer deposits	15,893	15,873	15,842	20
Total customer deposits	35,566	35,848	35,375	(282)
Public deposits - non-interest bearing	636	618	619	18
Public deposits - interest bearing	2,351	2,348	2,285	3
Total public deposits	2,987	2,966	2,904	21
Administrative deposits	137	167	178	(30)
Brokered deposits	3,031	2,534	3,150	497
Total deposits	**$41,721**	**$41,515**	**$41,607**	**$206**
Term debt	$3,100	$3,650	$3,950	($550)
Cash & cash equivalents	$1,878	$2,111	$2,163	($233)
Available-for-sale securities	$8,275	$8,677	$8,830	($402)
Loans and leases	$37,681	$37,503	$37,442	$178

Total Off-Balance Sheet Liquidity Available at December 31, 2024			
($ in millions)	Gross Availability	Utilization	Net Availability
FHLB lines	$10,923	$3,120	$7,803
Federal Reserve Discount Window	4,870	—	4,870
Uncommitted lines of credit	600	—	600
Total off-balance sheet liquidity	**$16,394**	**$3,120**	**$13,274**

Total Available Liquidity at December 31, 2024 *($ in millions)*	
Total off-balance sheet liquidity (available lines of credit):	$13,274
Cash and equivalents, less reserve requirement	1,607
Excess bond collateral	3,106
Total available liquidity	**$17,987**
TOTAL AVAILABLE LIQUIDITY AS A PERCENTAGE OF:	
Assets of $51.6 billion at December 31, 2024	35 %
Deposits of $41.7 billion at December 31, 2024	43 %
Uninsured deposits of $14.0 billion at December 31, 2024	128 %

- Customer deposits decreased $282 million during Q4 2024, due in part to anticipated seasonal customer balance declines during December.
- We utilized excess cash, FHLB Advances, and brokered CDs to offset the decline in customer deposits and fully repay $1.3 billion in borrowings from the Federal Reserve Bank Term Funding Program, which resulted in a net decrease of $550 million in term debt during Q4 2024.

Note: Tables may not foot due to rounding.

COLUMBIA BANKING SYSTEM

27

Summary Income Statements

($ in millions, except per-share data)	For the Quarter Ended Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
Net interest income before provision	$437.4	$430.2	$427.4	$423.4	$453.6
Provision for credit losses	28.2	28.8	31.8	17.1	54.9
Net interest income after provision	**409.2**	**401.4**	**395.6**	**406.2**	**398.7**
Non-interest income	49.7	66.2	44.7	50.4	65.5
Non-interest expense	266.6	271.4	279.2	287.5	337.2
Income before provision for income taxes	**192.3**	**196.3**	**161.1**	**169.1**	**127.1**
Provision for income taxes	49.1	50.1	40.9	45.0	33.5
Net income	**$143.3**	**$146.2**	**$120.1**	**$124.1**	**$93.5**
Earnings per share, diluted	**$0.68**	**$0.70**	**$0.57**	**$0.59**	**$0.45**
Operating non-interest expense(1)	**$263.5**	**$268.4**	**$262.5**	**$276.9**	**$294.3**
Pre-provision net revenue(1)	**$220.5**	**$225.0**	**$192.9**	**$186.2**	**$182.0**
Operating pre-provision net revenue(1)	**$229.2**	**$221.4**	**$219.4**	**$200.7**	**$212.1**
Operating net income(1)	**$149.7**	**$143.5**	**$140.0**	**$134.9**	**$116.1**
Operating earnings per share, diluted(1)	**$0.71**	**$0.69**	**$0.67**	**$0.65**	**$0.56**

Q4 2024 Highlights (compared to Q3 2024)

- Net interest income increased by $7 million, as lower funding costs more than offset lower interest income.
- Non-interest income decreased by $16 million due to the quarterly fluctuation in cumulative fair value accounting and hedges, which drove $12 million of the change. Income was also lower due to loan sale activity, slightly offset by higher core banking activity.
- Non-interest expense decreased by $5 million due to lower benefits expense, which was partially affected by elevated group insurance costs in Q3 2024.
- Provision expense of $28 million compares to $29 million in the prior quarter.

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

COLUMBIA BANKING SYSTEM

28

Summary Period-End Balance Sheets

($ in millions, except per-share data)	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023
ASSETS:					
Total assets	$51,576.4	$51,908.6	$52,047.5	$52,224.0	$52,173.6
Interest bearing cash and temporary investments	1,381.6	1,519.7	1,553.6	1,760.9	1,664.0
Investment securities available for sale, fair value	8,274.6	8,676.8	8,503.0	8,616.5	8,829.9
Loans and leases, gross	37,680.9	37,503.0	37,710.0	37,642.4	37,442.0
Allowance for credit losses on loans and leases	(424.6)	(420.1)	(418.7)	(414.3)	(440.9)
Goodwill and other intangibles, net	1,513.5	1,542.5	1,571.6	1,600.8	1,632.9
LIABILITIES AND EQUITY:					
Deposits	41,720.7	41,514.7	41,523.3	41,706.2	41,607.0
Securities sold under agreements to repurchase	236.6	183.8	197.9	213.6	252.1
Borrowings	3,100.0	3,650.0	3,900.0	3,900.0	3,950.0
Total shareholders' equity	5,118.2	5,273.8	4,976.7	4,957.2	4,995.0
RATIOS AND PER-SHARE METRICS:					
Loan to deposit ratio	90.3%	90.3%	90.8%	90.3%	90.0%
Book value per common share	$24.43	$25.17	$23.76	$23.68	$23.95
Tangible book value per common share[1]	$17.20	$17.81	$16.26	$16.03	$16.12
Common equity to assets ratio	9.9%	10.2%	9.6%	9.5%	9.6%
Tangible common equity to tangible assets ratio[1]	7.2%	7.4%	6.7%	6.6%	6.7%

Note: Tables may not foot due to rounding.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Q4 2024 Highlights (compared to Q3 2024)

- Loan balances increased by $178 million during Q4 2024, as commercial loan generation more than offset anticipated contraction in transactional real estate loans, driving a 2% increase in total loans on an annualized basis.
- We utilized excess cash, FHLB Advances, and brokered CDs to offset a decline in customer deposits and fully repay $1.3 billion in borrowings from the Federal Reserve Bank Term Funding Program. Customer deposit changes reflect an anticipated seasonal decline, as discussed on the “Liquidity Overview” slide.
- Book value and tangible book value decreased 2.9% and 3.4%, respectively, due to an interest rate-driven increase in accumulated other comprehensive loss. Book value and tangible book value increased 2.0% and 6.7%, respectively, from December 31, 2023.

Purchase Accounting Details (1) Table does not capture all assets and liabilities with an associated fair value discount or premium. Assets and liabilities not presented have a significantly smaller impact on income through the accretion or amortization of their discount or premium. (2) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger. Adjustment at Closing Remaining Balances at Select Purchase Accounting Items(1) February 28, 2023 September 30, 2024 December 31, 2024 Notes ITEMS TO ACCRETE THROUGH INTEREST INCOME: Available for sale securities - rate discount $(1,011) million $(497) million $(475) million While an adjustment to historical Columbia securities’ book value was $1.0 billion at the closing of the merger, the purchase discount that will accrete into interest income over time was $0.6 billion when previously existing purchase premiums and the discount associated with bonds sold as part of the Q1 2023 portfolio restructuring were eliminated. Loans - rate discount(2) $(618) million $(398) million $(375) million Total rate discount on loans and securities $(1,629) million $(894) million $(850) million Loans - credit mark(2) $(130) million $(65) million $(60) million Total discount on loans and securities $(1,759) million $(959) million $(910) million Fair value discounts are accreted into interest income using the effective interest method, which amortizes the discount over the life of the loan or security. ITEM TO AMORTIZE THROUGH NON-INTEREST EXPENSE: Core deposit intangible $710 million $513 million $484 million CDI amortizes through non-interest expense over 10 years using the sum-of-the-years-digits method. 29

Non-GAAP Reconciliation: Tangible Capital ($ in thousands, except per-share data) 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 Total shareholders' equity a $5,118,224 $5,273,828 $4,976,672 $4,957,245 $4,995,034 Less: Goodwill 1,029,234 1,029,234 1,029,234 1,029,234 1,029,234 Less: Other intangible assets, net 484,248 513,303 542,358 571,588 603,679 Tangible common shareholders’ equity b 3,604,742 3,731,291 3,405,080 3,356,423 3,362,121 Total assets c $51,576,397 $51,908,599 $52,047,483 $52,224,006 $52,173,596 Less: Goodwill 1,029,234 1,029,234 1,029,234 1,029,234 1,029,234 Less: Other intangible assets, net 484,248 513,303 542,358 571,588 603,679 Tangible assets d $50,062,915 $50,366,062 $50,475,891 $50,623,184 $50,540,683 Common shares outstanding at period end e 209,536 209,532 209,459 209,370 208,585 Total shareholders' equity to total assets ratio a / c 9.92% 10.16% 9.56% 9.49% 9.57 % Tangible common equity to tangible assets ratio b / d 7.20% 7.41% 6.75% 6.63% 6.65 % Book value per common share a / e $24.43 $25.17 $23.76 $23.68 $23.95 Tangible book value per common share b / e $17.20 $17.81 $16.26 $16.03 $16.12 30

COLUMBIA BANKING SYSTEM

31

Non-GAAP Reconciliation: Adjustments and Average Balances

($ in thousands)		For the Quarter Ended 12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	For the Year Ended 12/31/2024	12/31/2023
Non-Interest Income Adjustments								
Gain (loss) on sale of debt securities, net		$ 10	$ 3	$ (1)	$ 12	$ 9	$ 24	$ 13
(Loss) gain on equity securities, net		(1,424)	2,272	325	(1,565)	2,636	(392)	2,300
Gain (loss) on swap derivatives		3,642	(3,596)	424	1,197	(8,042)	1,667	(4,597)
Change in fair value of certain loans held for investment		(7,355)	9,365	(10,114)	(2,372)	19,354	(10,476)	2,630
Change in fair value of MSR due to valuation inputs or assumptions		7,414	(6,540)	1,238	3,117	(6,251)	5,229	(6,122)
MSR hedge (loss) gain		(7,819)	5,098	(1,611)	(4,271)	5,026	(8,603)	(4,693)
Total non-interest income adjustments	a	**$ (5,532)**	**$ 6,602**	**$ (9,739)**	**$ (3,882)**	**$ 12,732**	**$ (12,551)**	**$ (10,469)**
Non-Interest Expense Adjustments								
Merger and restructuring expense		$ 2,230	$ 2,364	$ 14,641	$ 4,478	$ 7,174	$ 23,713	$ 171,659
Exit and disposal costs		872	631	1,218	1,272	2,791	3,993	10,218
FDIC special assessment[1]		—	—	884	4,848	32,923	5,732	32,923
Total non-interest expense adjustments	b	**$ 3,102**	**$ 2,995**	**$ 16,743**	**$ 10,598**	**$ 42,888**	**$ 33,438**	**$ 214,800**
Average Assets	n	**$ 51,588,231**	**$ 52,009,017**	**$ 51,981,555**	**$ 52,083,973**	**$ 51,832,356**	**$ 51,915,054**	**$ 49,496,319**
Less: Average goodwill and other intangible assets, net		1,528,431	1,559,696	1,588,239	1,619,134	1,652,282	1,573,712	1,423,075
Average tangible assets	o	**$ 50,059,800**	**$ 50,449,321**	**$ 50,393,316**	**$ 50,464,839**	**$ 50,180,074**	**$ 50,341,342**	**$ 48,073,244**
Average common shareholders' equity	p	**$ 5,226,290**	**$ 5,118,592**	**$ 4,908,239**	**$ 4,985,875**	**$ 4,695,736**	**$ 5,060,365**	**$ 4,466,725**
Less: Average goodwill and other intangible assets, net		1,528,431	1,559,696	1,588,239	1,619,134	1,652,282	1,573,712	1,423,075
Average tangible common equity	q	**$ 3,697,859**	**$ 3,558,896**	**$ 3,320,000**	**$ 3,366,741**	**$ 3,043,454**	**$ 3,486,653**	**$ 3,043,650**
Weighted average basic shares outstanding	r	**208,548**	**208,545**	**208,498**	**208,260**	**208,083**	**208,463**	**195,304**
Weighted average diluted shares outstanding	s	**209,889**	**209,454**	**209,011**	**208,956**	**208,739**	**209,337**	**195,871**

(1) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

COLUMBIA BANKING SYSTEM
32

Non-GAAP Reconciliation: Income Statements

		For the Quarter Ended					For the Year Ended	
($ in thousands)		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023
Net interest income	c	$ 437,373	$ 430,218	$ 427,449	$ 423,362	$ 453,623	$ 1,718,402	$ 1,793,171
Non-interest income (GAAP)	d	$ 49,747	$ 66,159	$ 44,703	$ 50,357	$ 65,533	$ 210,966	$ 203,927
Less: Non-interest income adjustments	a	5,532	(6,602)	9,739	3,882	(12,732)	12,551	10,469
Operating non-interest income (non-GAAP)	e	$ 55,279	$ 59,557	$ 54,442	$ 54,239	$ 52,801	$ 223,517	$ 214,396
Revenue (GAAP)	f=c+d	$ 487,120	$ 496,377	$ 472,152	$ 473,719	$ 519,156	$ 1,929,368	$ 1,997,098
Operating revenue (non-GAAP)	g=c+e	$ 492,652	$ 489,775	$ 481,891	$ 477,601	$ 506,424	$ 1,941,919	$ 2,007,567
Non-interest expense (GAAP)	h	$ 266,576	$ 271,358	$ 279,244	$ 287,516	$ 337,176	$ 1,104,694	$ 1,312,700
Less: Non-interest expense adjustments	b	(3,102)	(2,995)	(16,743)	(10,598)	(42,888)	(33,438)	(214,800)
Operating non-interest expense (non-GAAP)	i	$ 263,474	$ 268,363	$ 262,501	$ 276,918	$ 294,288	$ 1,071,256	$ 1,097,900
Net income (GAAP)	j	$ 143,269	$ 146,182	$ 120,144	$ 124,080	$ 93,531	$ 533,675	$ 348,715
Provision for income taxes		49,076	50,068	40,944	44,987	33,540	185,075	122,484
Income before provision for income taxes		192,345	196,250	161,088	169,067	127,071	718,750	471,199
Provision for credit losses		28,199	28,769	31,820	17,136	54,909	105,924	213,199
Pre-provision net revenue (PPNR) (non-GAAP)	k	220,544	225,019	192,908	186,203	181,980	824,674	684,398
Less: Non-interest income adjustments	a	5,532	(6,602)	9,739	3,882	(12,732)	12,551	10,469
Add: Non-interest expense adjustments	b	3,102	2,995	16,743	10,598	42,888	33,438	214,800
Operating PPNR (non-GAAP)	l	$ 229,178	$ 221,412	$ 219,390	$ 200,683	$ 212,136	$ 870,663	$ 909,667
Net income (GAAP)	j	$ 143,269	$ 146,182	$ 120,144	$ 124,080	$ 93,531	$ 533,675	$ 348,715
Less: Non-interest income adjustments	a	5,532	(6,602)	9,739	3,882	(12,732)	12,551	10,469
Add: Non-interest expense adjustments	b	3,102	2,995	16,743	10,598	42,888	33,438	214,800
Tax effect of adjustments		(2,158)	902	(6,621)	(3,620)	(7,539)	(11,497)	(52,567)
Operating net income (non-GAAP)	m	$ 149,745	$ 143,477	$ 140,005	$ 134,940	$ 116,148	$ 568,167	$ 521,417

Non-GAAP Reconciliation: Earnings Per-Share and Performance Metrics For the Quarter Ended For the Year Ended ($ in thousands, except per-share data) 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 12/31/2024 12/31/2023 Select Per-Share & Performance Metrics Earnings per share - basic j/r $ 0.69 $ 0.70 $ 0.58 $ 0.60 $ 0.45 $ 2.56 $ 1.79 Earnings per share - diluted j/s $ 0.68 $ 0.70 $ 0.57 $ 0.59 $ 0.45 $ 2.55 $ 1.78 Efficiency ratio(1) h/f 54.61% 54.56% 59.02% 60.57% 64.81% 57.14% 65.59 % Non-interest expense to average assets h/n 2.06% 2.08% 2.16% 2.22% 2.58% 2.13% 2.65 % Return on average assets j/n 1.10% 1.12% 0.93% 0.96% 0.72% 1.03% 0.70 % Return on average tangible assets j/o 1.14% 1.15% 0.96% 0.99% 0.74% 1.06% 0.73 % PPNR return on average assets k/n 1.70% 1.72% 1.49% 1.44% 1.39% 1.59% 1.38 % Return on average common equity j/p 10.91% 11.36% 9.85% 10.01% 7.90% 10.55% 7.81 % Return on average tangible common equity j/q 15.41% 16.34% 14.55% 14.82% 12.19% 15.31% 11.46 % Operating Per-Share & Performance Metrics Operating earnings per share - basic(2) m/r $ 0.72 $ 0.69 $ 0.67 $ 0.65 $ 0.56 $ 2.73 $ 2.67 Operating earnings per share - diluted(2) m/s $ 0.71 $ 0.69 $ 0.67 $ 0.65 $ 0.56 $ 2.71 $ 2.66 Operating efficiency ratio, as adjusted(1), (2), (3) u/y 52.51% 53.89% 53.56% 56.97% 57.31% 54.22% 53.87 % Operating non-interest expense to average assets i/n 2.03% 2.05% 2.03% 2.14% 2.25% 2.06% 2.22 % Operating return on average assets(2) m/n 1.15% 1.10% 1.08% 1.04% 0.89% 1.09% 1.05 % Operating return on average tangible assets(2) m/o 1.19% 1.13% 1.12% 1.08% 0.92% 1.13% 1.08 % Operating PPNR return on average assets(2) l/n 1.77% 1.69% 1.70% 1.55% 1.62% 1.68% 1.84 % Operating return on average common equity(2) m/p 11.40% 11.15% 11.47% 10.89% 9.81% 11.23% 11.67 % Operating return on average tangible common equity(2) m/q 16.11% 16.04% 16.96% 16.12% 15.14% 16.30% 17.13% (1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation. (2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company. (3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation. 33

COLUMBIA BANKING SYSTEM

34

Non-GAAP Reconciliation: Operating Efficiency Ratio, as Adjusted

($ in thousands)		For the Quarter Ended 12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	For the Year Ended 12/31/2024	12/31/2023
Non-interest expense (GAAP)	h	**$266,576**	**$271,358**	**$279,244**	**$287,516**	**$337,176**	**$1,104,694**	**$1,312,700**
Less: Non-interest expense adjustments	b	(3,102)	(2,995)	(16,743)	(10,598)	(42,888)	(33,438)	(214,800)
Operating non-interest expense (non-GAAP)	i	**263,474**	**268,363**	**262,501**	**276,918**	**294,288**	**1,071,256**	**1,097,900**
Less: B&O taxes	t	(3,495)	(3,248)	(3,183)	(3,223)	(2,727)	(13,149)	(11,778)
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	**$259,979**	**$265,115**	**$259,318**	**$273,695**	**$291,561**	**$1,058,107**	**$1,086,122**
Non-interest income (tax equivalent)[1]	v	**$438,424**	**$431,184**	**$428,434**	**$424,344**	**$454,730**	**$1,722,386**	**$1,797,298**
Non-interest income (GAAP)	d	**49,747**	**66,159**	**44,703**	**50,357**	**65,533**	**210,966**	**203,927**
Add: BOLI tax equivalent adjustment[1]	w	1,390	1,248	1,291	1,809	1,182	5,738	4,677
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	489,561	498,591	474,428	476,510	521,445	1,939,090	2,005,902
Less: non-interest income adjustments	a	5,532	(6,602)	9,739	3,882	(12,732)	12,551	10,469
Total Adjusted operating revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	**$495,093**	**$491,989**	**$484,167**	**$480,392**	**$508,713**	**$1,951,641**	**$2,016,371**
Efficiency ratio[1]	h/f	**54.61 %**	**54.56 %**	**59.02 %**	**60.57 %**	**64.81 %**	**57.14 %**	**65.59 %**
Operating efficieny ratio, as adjusted (non-GAAP)[1], [2], [3]	u/y	**52.51 %**	**53.89 %**	**53.56 %**	**56.97 %**	**57.31 %**	**54.22 %**	**53.87 %**

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

COLUMBIA BANKING SYSTEM

35

Non-GAAP Reconciliation: Net Interest Income & Net Interest Margin

($ in thousands)		For the Quarter Ended 12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	For the Year Ended 12/31/2024	12/31/2023
Net interest income[(2)]	a	$438,424	$431,184	$428,434	$424,344	$454,730	$1,722,386	$1,797,298
Less: Acquired loan accretion - credit related[(1)]	b	4,313	4,127	4,835	5,119	5,430	18,394	22,706
Net Interest Income, excluding credit PAA[(1), (2)]	c	434,111	427,057	423,599	419,225	449,300	1,703,992	1,774,592
Less: Acquired rate-related accretion[(1)]	d	61,499	59,620	67,375	57,336	63,757	245,830	230,856
Adjusted net interest income[(1), (2)]	e	$372,612	$367,437	$356,224	$361,889	$385,543	$1,458,162	$1,543,736
Average interest-earning assets	f	$47,870,698	$48,185,474	$48,117,746	$48,280,787	$47,838,229	$48,113,208	$45,867,566
Net interest margin[(2)]	a / f	3.64 %	3.56 %	3.56 %	3.52 %	3.78 %	3.57 %	3.91 %
Less: Acquired loan accretion - credit related[(1)]	b / f	0.03 %	0.04 %	0.04 %	0.04 %	0.05 %	0.04 %	0.05 %
Net Interest margin, excluding credit PAA[(1), (2)]	c / f	3.61 %	3.52 %	3.52 %	3.48 %	3.73 %	3.53 %	3.86 %
Less: Acquired rate-related accretion[(1)]	d / f	0.51 %	0.49 %	0.56 %	0.48 %	0.53 %	0.51 %	0.50 %
Adjusted net interest margin[(1), (2)]	e / f	3.10 %	3.03 %	2.96 %	3.00 %	3.20 %	3.02 %	3.36 %

(1) The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.